Exhibit 107

Calculation of Filing Fee Tables
Form F-3
(Form Type)

Eltek Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value of NIS 3.00 per share
	Other	Warrants
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)	(3)	$20,000,000	0.0000927	$1,854

	Total Offering Amounts							$1,854
	Total Fees Previously Paid							—
	Total Fee Offsets							1,212
	Net Fee Due							$642.00

(1)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to instructions to Form F-3 under the Securities Act, as amended, or the Securities Act.

(2)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $20,000,000. Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(3)
The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Eltek Ltd.	F-3	333-233136 (4)	August 8, 2019	N/A	$1,212	Equity	Ordinary Shares	N/A	$10,000,000	N/A
Fee Offset Sources	Eltek Ltd.	F-3	333-233136 (4)	N/A	August 20, 219	N/A	N/A	N/A	N/A	N/A	$1,212

(4)
Attributable to $10,000,000 of unsold securities ($1,212 of previously paid fees) that were previously registered under the Registration Statement on Form F-3 (333-233136) on August 20, 2019 (the “Prior Registration Statement”) that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.